Exhibit 99.3

FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Proposed $440 Million Debt Offering

COLUMBUS, Ohio – (October 21, 2010) — Momentive Specialty Chemicals Inc. (the “Company”) announced today that Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC (the “Issuers”), wholly owned subsidiaries of the Company, are proposing to issue $440 million aggregate principal amount of second-priority senior secured notes due 2020 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by the Company and by certain domestic subsidiaries of the Company.

The entities that are intended to issue and guarantee the Notes are the same entities that issued and guaranteed the Company’s existing second lien notes. The Notes will be secured by the same collateral as the Company’s existing second lien notes, and the priority of the collateral liens securing the Notes will be junior to the collateral liens securing the Registrant’s senior secured notes and senior secured credit facilities.

The Company intends to use the net proceeds from the offering of Notes, (i) to pay the consideration for the cash tender offer with respect to the Company’s outstanding 9 3/4% Second-Priority Senior Secured Notes due 2014 (the “Existing Fixed Rate Second Lien Notes”), (ii) redeem any remaining Existing Fixed Rate Second Lien Notes, following the expiration of the cash tender offer, at the applicable redemption price plus accrued and unpaid interest and (iii) to pay certain related transaction costs and expenses. The proposed offering of the Notes is subject to market and other conditions, and may not occur as described or at all.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Momentive Specialty Chemicals Inc. (which may be referred to as “MSC,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2009 Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as the current credit crises and economic downturn and their related impact on liquidity and the industry sectors we serve, or an interruption in the supply of or increased pricing of raw materials; competitive factors such as pricing actions by our competitors that could affect our operating margins; and regulatory factors such as changes in governmental regulations involving our products that lead to increased manufacturing costs and environmental and legal matters as described in our 2009 Annual Report on Form 10-K and in our other reports filed with the SEC.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company does not undertake any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

About Momentive Specialty Chemicals

Based in Columbus, Ohio, Momentive Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals is controlled by an affiliate of Apollo Global Management, LLC. Additional information is available at www.hexion.com.

Contacts

Investors:

John Kompa

Director, Investor Relations

Momentive Specialty Chemicals Inc.

+1 614 225 2223

john.kompa@hexion.com

Media:

Peter F. Loscocco

Vice President, Public Affairs

Momentive Specialty Chemicals Inc.

+1 614 225 4127

peter.loscocco@hexion.com

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